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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2009

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	333-159338 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant's telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

        On October 13, 2009, Oglethorpe completed the previously announced acquisition of Hartwell Energy Limited Partnership (HELP), which owns the 300 megawatt Hartwell plant, an oil and gas-fired peaking facility with two 150 megawatt combustion turbine generating units in northeast Georgia. The purchase price was $148.5 million, which included approximately $53.5 million of existing project level debt that Oglethorpe paid off at closing. Oglethorpe advanced funds under certain of its short-term credit facilities to provide temporary funding for the purchase of HELP, and has submitted a loan application to the Rural Utilities Service for permanent financing.

        Prior to closing, Oglethorpe had a power purchase arrangement with HELP to purchase the output of the plant through May 2019.

Item 9.01.    Financial Statements and Exhibits.

        (a)   Financial Statements of Businesses Acquired.

    None.

        (b)   Pro Forma Financial Information.

    None.

        (c)   Shell Company Transactions.

    None.

        (d)   Exhibits.

    None.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: October 19, 2009	By:	/s/ Thomas A. Smith Thomas A. Smith President and Chief Executive Officer

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  Item 2.01. Completion of Acquisition or Disposition of Assets.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES